                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Correctional Properties Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                      (Correctional Properties Trust Logo)

EXECUTIVE OFFICES
3300 PGA Boulevard, Suite 430
Palm Beach Gardens, Florida 33410

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON APRIL 27, 1999

The Annual Meeting of the Shareholders of Correctional Properties Trust (the "Trust") will be held on Tuesday, April 27, 1999, at 2:00 p.m. at the PGA National Resort & Spa, 400 Avenue of the Champions, Palm Beach Gardens, Florida, for the purpose of considering and acting on the matters following:

     (1) the election of three Trustees for a three-year term until the 2002 Annual Meeting and until their successors have been duly elected and qualified;

     (2) ratification of the action of the Board of Trustees in approving and adopting the Correctional Properties Trust 1999 Employee Share Incentive Plan;

     (3) ratification of the action of the Board of Trustees in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Trust for the fiscal year 1999, and to perform such other services as may be requested by the Trust;

     (4) the transaction of any other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 19, 1999, the record date and time fixed by the Board of Trustees, are entitled to notice and to vote at said meeting.

ALL SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING IN PERSON OR TO VOTE BY PROXY.

You are requested to promptly sign and mail the enclosed proxy, which is being solicited on behalf of the Board of Trustees, regardless of whether you expect to be present at this meeting. A return envelope that requires no postage is enclosed for that purpose. If you attend the meeting in person, you may, if you wish, revoke your proxy and vote in person.

By order of the Board of Trustees.

                                               Patrick T. Hogan
                                               Vice President, Chief Financial
                                               Officer,
                                               Secretary and Treasurer

March 31, 1999

PROXY STATEMENT

                                                                  March 31, 1999

Correctional Properties Trust
Executive Offices
3300 PGA Boulevard, Suite 430
Palm Beach Gardens, Florida 33410
Telephone: (561) 630-6336

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Correctional Properties Trust (the "Trust") for the Annual Meeting of Shareholders to be held at the PGA National Resort & Spa, 400 Avenue of the Champions, Palm Beach Gardens, Florida, at 2:00 pm on April 27, 1999, and all adjournments thereof. Please note the Proxy Card provides a means to withhold authority to vote for any individual trustee-nominee. Also note the format of the Proxy Card which provides an opportunity to specify your choice between approval, disapproval or abstention with respect to both the proposal to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Trust, and the proposal to ratify the action of the Board of Trustees in approving and adopting the Correctional Properties Trust 1999 Employee Share Incentive Plan. If the enclosed Proxy Card is executed properly and returned, the shares represented will be voted in accordance with those instructions. If no instructions are given, the Proxy Card will be voted as follows:

            FOR  -  The election of the Trustees nominated by the Board of Trustees

            FOR  -  Proposal to ratify the action of the Board of
                    Trustees in approving and adopting the Correctional Properties Trust 1999 Employee Share Incentive Plan

            FOR  -  Proposal to ratify the appointment of Arthur Andersen
                    LLP as the independent certified public accountants of the Trust

Holders of record of the Trust's common shares of beneficial interest (the "Common Shares"), as of the close of business on March 19, 1999 will be entitled to one vote for each share standing in their name on the books of the Trust.

On March 19, 1999, 7,130,000 Common Shares were outstanding. The Common Shares will vote as a single class for the election of Trustees, to ratify the appointment of Arthur Andersen LLP, to ratify the action of the Board of Trustees in adopting the Correctional Properties Trust 1999 Employee Share Incentive Plan, and on any other matter that may properly come before the meeting.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to the Trust or attending the meeting and voting the shares.

The cost of preparation, assembling and mailing this Proxy Statement material will be borne by the Trust. It is contemplated that the solicitation of proxies will be entirely by mail. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of the Trust on or about March 31, 1999.

Shareholders desiring to suggest qualified nominees for Trustee should advise the Secretary of the Trust in writing and include sufficient biographical material to permit an appropriate evaluation.

A total number of three meetings of the Board of Trustees were held during the past fiscal year. All Trustees attended at least 75% of such meetings.

PROPOSAL NO. 1
THE ELECTION OF TRUSTEES

The Board of Trustees is comprised of nine (9) members consisting of three classes. Each class is elected to serve a three year staggered term. Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the nominees named below to serve for the ensuing three-year period and until their successors are elected and have qualified. All three (3) of the nominees, Richard R. Wackenhut, William M. Murphy and Robert R. Veach, Jr., are presently Trustees who were elected in April 1998.

If any nominee for trustee shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed Proxy Card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Trustees. A brief biographical statement for each nominee follows:

NOMINEE AND YEAR                      PRESENT AND PAST POSITIONS
FIRST BECAME TRUSTEE                  AND OTHER INFORMATION
--------------------------------------------------------------------------------------------------
       RICHARD R. WACKENHUT           Mr. Wackenhut is currently Vice-Chairman of Correctional
               1998                   Properties Trust. Mr. Wackenhut has served as President and
              Age 51                  Chief Operating Officer of The Wackenhut Corporation ("TWC")
                                      since April 26, 1986. He was formerly Senior Vice President,
             (PHOTO)                  Operations from 1983-1986. He was Manager of Physical
                                      Security of TWC from 1973-74. He also served as Manager,
                                      Development at TWC Headquarters from 1974-76; Area Manager of TWC, Columbia, SC from 1976-77; District Manager,
                                      Columbia, SC from 1977-79; Director, Physical Security Divi-
                                      sion at TWC Headquarters 1979-80; Vice President, Operations of TWC from 1981-82, and Senior Vice President, Domestic
                                      Operations from 1982-83. Mr. Wackenhut is a member of the
                                      Board of Directors of The Wackenhut Corporation, a Director
                                      of Wackenhut del Ecuador, S.A.; Wackenhut UK, Limited;
                                      Wackenhut Dominicana, S.A.; Chairman of the Board of
                                      Directors of Wackenhut Resources, Inc.; Director of
                                      Wackenhut Corrections Corporation ("Wackenhut Corrections");
                                      and a Director of several domestic subsidiaries of TWC and
                                      Wackenhut Corrections. He is Vice Chairman of Associated
                                      Industries of Florida. He is also a member of the American
                                      Society for Industrial Security, a member of the
                                      International Security Management Association, and a member of the International Association of Chiefs of Police. Mr.
                                      Wackenhut currently volunteers to serve on the Police
                                      Advisory Board for the Town of Sewall's Point, Florida. He
                                      received his BA Degree from The Citadel in 1969, and
                                      completed the Advanced Management Program of Harvard
                                      University School of Business Administration in 1987. Mr.
                                      Wackenhut is the son of George R. Wackenhut, who also serves as a Trustees of the Trust.

NOMINEE AND YEAR                      PRESENT AND PAST POSITIONS
FIRST BECAME TRUSTEE                  AND OTHER INFORMATION
--------------------------------------------------------------------------------------------------
----------------------------------

        WILLIAM M. MURPHY             Mr. Murphy has been a self-employed real estate developer
               1998                   and investor in Ft. Lauderdale, Florida since 1984. He also
              Age 48                  presently serves as President of Douglas Management &
                                      Realty. From 1975-84, he was a Vice President with Chase
             (PHOTO)                  Manhattan Bank specializing in real estate workouts and
                                      construction lending. Prior to 1975, he was employed by
                                      Travers Associates performing real estate feasibility
                                      studies. He earned a Masters Degree in Urban Planning from
                                      New York University and a Bachelors Degree in Civil
                                      Engineering from the National University of Ireland.
--------------------------------------------------------------------------------------------------

       ROBERT R. VEACH, JR.           Mr. Veach is an attorney in private practice in Dallas,
               1998                   Texas, specializing in corporate law and structured finance.
              Age 48                  From 1987-98, he was a Senior Shareholder of the law firm of
                                      Locke Purnell Rain Harrell (A Professional Corporation) and
             (PHOTO)                  represented clients in financial transactions including
                                      mortgage and asset securitization, mortgage loan purchase
                                      and servicing, synthetic lease transactions and
                                      collateralized debt offerings. From 1983-87, he was an
                                      officer of Rauscher Pierce Refsnes, Inc. responsible for its asset and mortgage-backed securities investment banking
                                      activities. He has been responsible for structuring over $12 billion in secured debt and real estate transactions.
                                      Previously, he was an officer of a national real estate
                                      finance firm where he was involved with administration of
                                      tax-exempt mortgage revenue bond housing programs,
                                      origination of residential and commercial mortgage-backed
                                      pass-through securities and participation in the pension and institutional real estate advisory group. From 1975-80, he was a law clerk to a United States District Court and Court of Appeals Judge and an attorney with Locke Purnell. He
                                      received a JD from Southern Methodist University and a BS in
                                      Accounting from Arizona State University.
--------------------------------------------------------------------------------------------------

VOTE REQUIRED AND BOARD RECOMMENDATION

Assuming the presence of a quorum at the Annual Meeting, each Trustee may be elected by the affirmative vote of a plurality of the votes cast by the holders of Common Shares present at the Annual Meeting, in person or by proxy and entitled to vote on the election of Trustees.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR TRUSTEE. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

COMPOSITION AND FUNCTIONS OF SPECIFIC COMMITTEES
OF THE BOARD OF TRUSTEES

AUDIT COMMITTEE

The Trust has an Audit Committee whose members during fiscal 1998 were are as follows:

                                       Robert R. Veach, Jr., Chairman
                                       James D. Motta
                                       William M. Murphy

The Audit Committee met three (3) times during the past fiscal year.

Upon the consummation of the Trust's initial public offering in April 1998 (the "IPO" or the "Offering"), the Board of Trustees established an audit committee consisting of three trustees (the "Audit Committee"). All of the members of the Audit Committee are independent non-employee Trustees. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, and reviews the adequacy of the Company's internal accounting controls.

The Trust also has a Compensation Committee which, in addition to its role in recommending compensation for the Chief Executive Officer and the other executive officers, administers the Trust's Employee Share Incentive Plan and Non Employee Trustee's Share Option Plan. See the Report of the Compensation Committee later in this Proxy Statement.

COMPENSATION COMMITTEE

The Trust has a Nominating and Compensation Committee (the "Compensation Committee") whose members during fiscal 1998 were as follows:

                                       Clarence E. Anthony, Chairman
                                       Anthony P. Travisono
                                       James D. Motta

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee did not meet during 1998.

Compensation for 1998 was set before the IPO by the initial founding Trustees, Dr. George C. Zoley and Mr. Charles R. Jones.

Beginning in fiscal 1999, the Compensation Committee formally evaluated the performance of the CEO. The Compensation Committee is composed of three independent, non-employee Trustees who are not eligible to participate in any of the executive compensation programs. Among its other duties, the Compensation Committee is responsible for recommending to the full Board of Trustees the annual remuneration for all executive officers, including the Chief Executive Officer and the other officers, and to oversee the Trust's compensation plans for key employees. The Compensation Committee seeks to provide, through its administration of the Trust's compensation program, salaries that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary and annual incentive bonuses.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of the Trust determines a salary for each senior executive position that it believes is appropriate to attract and retain talented and experienced executives. The starting point for this analysis is each officer's base salary for the immediately preceding fiscal year. From time to time, management will obtain reports from independent organizations concerning compensation levels for reasonably comparable companies. This information will be used as a market check on the reasonableness of the salaries proposed by management. Management will then recommend executive salaries to the Compensation Committee.

The Compensation Committee reviews and adjusts the salaries suggested by management as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is a substantial difference between the recommended salary and an officer's compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the CEO), the Compensation Committee will evaluate numerous factors, including the Trust's operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with the Trust. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability will be utilized as appropriate.

The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salary paid to the CEO in 1998.

The Company also maintains a Share Incentive Plan for executive officers, including the CEO. Participants receive stock incentive grants based upon their overall contribution to the Trust. Such grants are at market value at the time of grant and have variable vesting periods in order to encourage retention.

By the Nominating and Compensation Committee

       Clarence E. Anthony, Chairman
       Anthony P. Travisono
       James D. Motta

EXECUTIVE COMPENSATION

The following table shows remuneration paid or accrued by the Trust during the fiscal year ended December 31, 1998 to the Chief Executive Officer. No other executive officer of the Trust had salary combined with a bonus greater than $100,000 during such fiscal year.

SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                            ----------------------------
                                                                              AWARDS
                                                            OTHER           SECURITIES
                                                            ANNUAL          UNDERLYING      ALL OTHER
NAME AND PRINCIPAL                                       COMPENSATION        OPTIONS/      COMPENSATION
POSITION                  SALARY($)(1)      BONUS($)         ($)             SARS(#)          ($)(2)
--------------------------------------------------------------------------------------------------------
Charles R. Jones            $100,000        $45,000          --               75,000          $2,333
President and
Chief Executive Officer

NOTES

     (1) Includes compensation from commencement of operations (April 28, 1998) through December 31, 1998.

     (2) Consists of approximately $2,333 contributed by the Trust to Mr. Jones' 401(k).

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                           -----------------------------------------------------
                            NUMBER OF     % OF TOTAL
                           SECURITIES    OPTIONS/SARS   EXERCISE OR
                           UNDERLYING     GRANTED TO       BASE
                           OPTIONS/SAR   EMPLOYEES IN      PRICE      EXPIRATION    GRANT DATE
NAME                         GRANTED     FISCAL YEAR     ($/SHARE)       DATE      PRESENT VALUE
------------------------------------------------------------------------------------------------
Charles R. Jones             75,000           45%          $20.00     4/28/2008      $181,500(1)

     (1) Based on present value of $2.42 per share determined under the Black-Scholes' pricing model.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

                                                 NUMBER OF SECURITIES
                         SHARES                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                        ACQUIRED                   OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                           ON       VALUE             YEAR-END(1)                 FISCAL YEAR-END
                        EXERCISE   REALIZED   ---------------------------   ---------------------------
         NAME             (#)        ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------------------------------------------------------------------------
Charles R. Jones          --         --          18,750        56,250           $0             $0

     (1) All options under the Correctional Properties Trust 1998 Share Incentive Plan

TRUSTEES' COMPENSATION

During fiscal year 1998, Trustees who are not executive officers of the Trust were paid $2,500 quarterly and $1,000 for each Trustees' Meeting attended. In addition, Trustees who are not executive officers of the Trust receive $500 for each committee meeting attended as a committee member and $750 for each committee meeting attended as committee Chairman on days that the full Board does not also convene. Each Trustee also received an option to purchase 5,000 shares from the Trust and will receive annually an option to purchase up to 2,000 shares of the Trust. The Trust paid no other compensation to Trustees or their affiliates during 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 1998 the following members of the Board participated in deliberations concerning executive officer compensation: Clarence E. Anthony, Anthony P. Travisono, and James D. Motta. None of the members of the Board served as an executive or a member of the compensation committee (or equivalent) of another entity, one of whose executive officers or directors served on the Board of the Company. None of the executive officers who are members of the Board participated in discussions with respect to issues relating to their own compensation.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table shows the number of Common Shares that were beneficially owned as of March 19, 1999, by each named executive officer, by Trustees and Trustee nominees and executive officers as a group, and by each person or group who was known by the Trust to beneficially own more than 5% of the Trust's outstanding Common Shares.

                                                                       COMMON STOCK
                                                              ------------------------------
                                                              AMOUNT & NATURE       PERCENT
                                                               OF BENEFICIAL          OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OWNERSHIP(A)(B)        CLASS
--------------------------------------------------------------------------------------------
Dr. George C. Zoley                                                 62,000(2)           *
Charles R. Jones                                                    60,341(3)           *
George R. Wackenhut                                                 67,000(2)           *
Richard R. Wackenhut                                                69,074(2)           *
Anthony P. Travisono                                                12,000(4)           *
Clarence E. Anthony                                                  7,509(4)           *
James D. Motta                                                       7,933(4)           *
William M. Murphy                                                   12,000(4)           *
Robert R. Veach, Jr.                                                 8,000(4)           *
Patrick T. Hogan                                                    10,750(5)           *

ALL EXECUTIVE OFFICERS AND TRUSTEES AS A GROUP (10 PERSONS)        316,607            4.3%

J.W. Seligman & Co. Incorporated                                 1,196,082           16.3%
The Equitable Companies                                            814,100           11.1%
Dresdner RCM Global Investor LLC                                   719,875            9.8%
AIM Management Group Inc.                                          422,900            5.8%

 * Beneficially owns less than 1%
(1) Unless provided otherwise, the business address of each beneficial owner is 3300 PGA Boulevard, Suite 430, Palm Beach Gardens, Florida 33410.
(2) Includes options to purchase 20,000 Common Shares, which vested immediately upon grant on the consummation of the Offering, 20,000 Common Shares which will vest on the first anniversary of the Offering, and 2,000 shares which vested in January 1999. Does not include options to purchase 40,000 Common Shares, which vest in two equal annual installments beginning on the second anniversary of the consummation of the Offering.
(3) Includes options to purchase 18,750 Common Shares, which vested immediately upon grant on the consummation of the Offering, 18,750 Common Shares which will vest on the first anniversary of the Offering, and 7,500 shares which vested in January 1999. Does not include options to purchase 37,500 Common Shares, which vest in two equal annual installments beginning on the second anniversary of the consummation of the Offering. Also does not include 22,500 shares vesting in three equal installments beginning in January, 2000.
(4) Includes options to purchase 7,000 Common Shares (5,000 which vested upon the consummation of the Offering and 2,000 which vested in January 1999).
(5) Includes options to purchase 5,000 Common Shares, 2,500 of which vested immediately upon the consummation of the Offering and 2,500 Common Shares which will vest in the first anniversary of the Offering. Does not include options to purchase 5,000 Common Shares, which vest in two equal annual installments beginning on the second anniversary of the consummation of the Offering. Also includes 3,750 shares which vested in January 1999 but does not include 11,250 shares vesting in three equal annual installments beginning in January 2000.
(A) Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission.
(B) Total shares include options that are immediately exercisable and options exercisable within 60 days.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
Correctional Properties Trust, NAREIT-All, and Russell 2000 Indexes

--------------------------------------------------------------------------------

(Performance through December 31, 1998)

                                                       Correctional
                Measurement Period                      Properties
               (Fiscal Year Covered)                      Trust           NAREIT-All       Russell 2000
April 23, 1998                                                 100.00            100.00            100.00
Dec. 1998                                                       82.10             85.11             87.81

Assumes $100 invested on April 23, 1998 in Common Shares and the Index companies.

* Total return assumes reinvestment of dividends.

OTHER TRANSACTIONS AND RELATIONSHIPS

In connection with the consummation of the Trust and the IPO, the Company has entered into a series of contractual arrangements with Wackenhut Corrections. Dr. Zoley, the Chairman of the Company, and George Wackenhut and Richard Wackenhut, each a trustee of the Company, are members of the Board of Directors of Wackenhut Corrections. In addition Charles R. Jones, the President and Chief Executive Officer of the Company and Patrick T. Hogan, the Vice President and Chief Financial Officer of the Company, were employed by Wackenhut Correction. Messrs. Jones and Hogan resigned their positions with Wackenhut Corrections upon completion of the IPO.

INITIAL FACILITIES

The Company and Wackenhut Corrections have entered into the Purchase Agreement, pursuant to which the Company has acquired, directly or as assignee of Wackenhut Corrections' contract rights, eight correctional and detention facilities operated by Wackenhut Corrections (the "Initial Facilities") for an aggregate cash purchase price of approximately $113.0 million. The Purchase Agreement contains representations and warranties by Wackenhut Corrections customarily found in agreements of such types that survive the consummation of the IPO for a period of one year. In addition, in October 1998, pursuant to an agreement substantially similar to the Purchase Agreement, the Company completed the acquisition of the Lea County Facility (together with the Initial Facilities, the "Owned Facilities") for an aggregate cash purchase price of approximately $26.5 million.

OPTION FACILITIES

The Company and Wackenhut Corrections have entered into the Option Agreements pursuant to which Wackenhut Corrections has granted the Company the option to acquire three correctional and detention facilities under development by Wackenhut Corrections (the "Option Facilities") at any time during the earlier of (i) four years after receipt of a certificate of occupancy for the subject facility, or (ii) six months after such facility achieves an occupancy level of 75% of the number of beds authorized under the certificate of occupancy for the facility. The purchase price for a given Option Facility equals 105% (or such lower percentage as may be agreed to by Wackenhut Corrections) of the aggregate cost related to the acquisition, devleopment, design, construction, equipment and start-up of such Option Facility (which in the case of goods and services provided by Wackenhut Corrections, will not exceed the costs which would be paid therefor if purchased from a third party) (the "Total Facility Cost"). If the Company elects to purchase all of the current Option Facilities, the aggregate purchase price is estimated to be approximately $127.9 million.

LEASES

Concurrent with the Company's acquisition of the Owned Facilities, the Company leased such facilities to Wackenhut Corrections pursuant to leases with an initial term of 10 years. Subject to certain limited exceptions, the term of each of the leases may be extended by Wackenhut Corrections for three additional five-year terms at a fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections or, in the absence of such an agreement, as determined by binding arbitration. In addition, the term of any of the leases may be automatically extended upon expiration thereof on the same terms as provided in the leases (including the then applicable base rent and base rent escalation) if Wackenhut Corrections is obligated under an unexpired sublease with respect to such facility. Under the terms of the leases, Wackenhut Corrections has a right of first refusal on the proposed sale by the Company of any of the Owned Facilities. If acquired, the Option Facilities will be leased to Wackenhut Corrections pursuant to leases virtually identical to the leases for the Owned Facilities. The Company received approximately $7.7 million from Wackenhut Corrections in rental payments during 1998.

RIGHT TO PURCHASE

The Company and Wackenhut Corrections have entered into the Right to Purchase Agreement pursuant to which the Company has the right, during the 15 years following the consummation of the IPO (so long as there are any leases in force between the Company and Wackenhut Corrections), to acquire and lease back to Wackenhut Corrections any correction or detention facility or facilities which Wackenhut Corrections acquires or has the right to acquire (the "Future Facilities"), subject to certain limited exceptions where Wackenhut Corrections is restricted from transferring ownership of a facility. Under the terms of the Right to Purchase Agreement, the Company may purchase a particular Future Facility at any time during the earlier of (i) four years from the receipt of a certificate of occupancy for a Future Facility developed by Wackenhut Corrections or from the date of acquisition of a Future Facility acquired by Wackenhut Corrections, or (ii) six months after the Future Facility attains an occupancy level of 75% of the number of beds authorized under the certificate of occupancy for the Future Facility. The purchase price equals 105% (or such lower percentage as may be agreed to by Wackenhut Corrections) of the Total Facility Cost of such Future Facility. In the case of any Future Facilities acquired during the first five years of the Right to Purchase Agreement, the initial annual rental rate for such Future Facilities will be the greater of (i) the fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections, and in the absence of such agreement, as determined by binding arbitration, or (ii) 9.5% of the purchase price of such Future Facility. For facilities acquired thereafter, the initial annual rental rate will be the fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections, or in the absence of such agreement, as determined by binding arbitration.

Pursuant to the Company's Bylaws, the Company's Independent Committee, which consists of 5 independent Trustees of the Company's Board of Trustees, is required to approve the entering into or the consummation of any agreement or transaction with Wackenhut Corrections or its affiliates including, but not limited to enforcement and negotiation of the terms of any lease of any of the Company's facilities.

Any future transactions between the Company and its executive officers, trustees and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.

SECTION 16 FILING VIOLATIONS

All SEC Forms 3, 4 and 5 filings appear to have been made when due.

PROPOSAL NO. 2
APPROVAL AND ADOPTION OF
CORRECTIONAL PROPERTIES TRUST 1999 SHARE INCENTIVE PLAN

The Board of Trustees asks shareholders to ratify the action of the Board of Trustees in approving and adopting the Correctional Properties Trust 1999 Employee Share Incentive Plan.

On January 21, 1999, the Board adopted, subject to shareholder approval, the Correctional Properties Trust 1999 Employee Share Incentive Plan (the "Plan"), to enable executive officers and other key employees of and consultants to the Trust to participate in the ownership of the Trust. The Plan is designed to attract and retain executive officers and other key employees of and consultant to the Trust to provide incentives to such persons to maximize the Trust's funds from operations. The Plan provides for the award to executive officers and other key employees of and consultants to the Trust of a broad variety of share-based compensation alternatives such as nonqualified share options, incentive share options, restricted shares, deferred shares and other share-based awards.

The Plan will be administered by the Compensation Committee, which is authorized to select from among the eligible employees of or consultants to the Trust individuals to whom options, restricted shares, deferred shares and other share-based awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Plan. No member of the Compensation Committee will be eligible to participate in the Plan.

AWARDS AVAILABLE FOR ISSUANCE UNDER THE PLAN

Nonqualified options, if granted, will provide for the right to purchase Common Shares at a specific price which may not be less than fair market value on the date of grant and usually will become exercisable in installments after the grant date, Nonqualified options may be granted for any reasonable term and may be transferable in certain limited circumstances.

Incentive options, if granted, will be designed to comply with the "incentive stock option" provisions of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to restrictions contained therein, including that the exercise price must generally equal at least 100% of fair market value of Common Shares on the grant date and that the term generally must not exceed ten years. Incentive options may be modified after the grant date to disqualify them from treatment as an "incentive stock option."

Restricted shares, if issued, may be sold to participants at various prices (or issued without monetary consideration) and may be subject to such restrictions as may be determined by the Compensation Committee. Restricted shares typically may be repurchased by the Trust at the original purchase price if the conditions or restrictions are not met. In general, restricted shares may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expired. Purchasers of restricted shares, unlike recipients of options, will have voting rights and will receive dividends or distributions prior to the time when the restrictions lapse.

Deferred shares, if issued, will obligate the Trust to issue Common Shares upon the occurrence or nonoccurrence of conditions specified in the deferred share award. Under a typical deferred share award, the Trust may agree to issue Common Shares to an employee if he or she achieves certain performance goals or remains employed by the Trust for a specified period of time. Recipients of deferred shares will not have voting rights or receive dividends or distributions until the shares are actually issued.

Other share-based awards, if granted, may be granted by the Compensation Committee on an individual or group basis. Generally, these awards will be based upon specific agreements and may be paid in cash or in Common Shares or in a combination of cash and Common Shares. Other share-based awards may include share appreciation rights and "phantom" share awards that provide for payments based upon increases in the price of the Trust's Common Shares over a predetermined period. They may also include bonuses which may be granted by the Compensation Committee on an individual or group basis and which may be payable in cash or in Common Shares or in a combination of cash and Common Shares.

SHARES SUBJECT TO THE PLAN

A maximum of 400,000 shares will be reserved for issuance under the Plan. The Plan provides that no single individual may be granted in any one year options to purchase greater than 100,000 Common Shares. Otherwise, there is no limit on the number of awards that may be granted to any one individual so long as the grant does not violate the ownership limit actions imposed by the Trust's organization documents or cause the Trust to fail to qualify as a REIT for federal income tax purposes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

In general, a participant will not recognize taxable income upon the grant or exercise of an option that qualifies as an "incentive stock option" ("ISO"). However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. When a participant disposes of shares acquired by exercise of an ISO, the participant's gain (the difference between the sale proceeds and the price paid by the participant for the shares) upon the disposition will be taxed as capital gain provided the participant does not dispose of the shares within two years after the date of grant nor within one year after the date of exercise, and exercise the option while an employee of the Trust or a subsidiary of the Trust or within three months after termination of employment for reasons other than death or disability. If the first condition is not met, the participant generally will realize ordinary income in the year of the disqualifying disposition. If the second condition is not met, the participant generally will recognize ordinary income upon exercise of the ISO.

In general, a participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. Special training rules may apply to a participant who is subject to Section 16(a) of the Exchange Act.

A participant will recognize income upon the settlement of a performance share award or incentive award, A participant will recognize income equal to any cash that is paid and with respect to performance share awards, which are settled in shares, will recognize the fair market value of Common Shares (on the date that the share are first transferrable or not subject to a substantial risk in forfeiture) that is received in settlement of the award.

The employer (either the Trust or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option, the vesting of a restricted share award, payment under an incentive award and the settlement of a performance share award. The amount of the deduction will be equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain disqualifying depositions of Common Shares acquired upon the exercise of an ISO.

The transfer of a nonqualified stock option to be permitted family member will have no immediate tax consequences to the Trust, the participant or the permitted family member. Upon the subsequent exercise of the transferred option by the permitted family member, the participant will realize ordinary income in an amount measured by the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the employer will be entitled to a deduction in the same amount. Any difference between such fair market value and the price at which the permitted family member may subsequently sell such shares will be treated as capital gain or loss to the permitted family member, long-term or short-term depending on the length of time the shares have been held by the permitted family member. There has been no formal pronouncement on the tax consequences of the transfer of other awards. Accordingly, if such transfers are permitted, participants will be directed to consult their own tax advisers.

Section 162(m) of the Code places a limitation of $1,000,000 on the amount of compensation payable to certain executive officers of a publicly-held corporation that may be deducted for federal income tax purposes. This limitation does not apply to certain performance-based compensation paid under a plan that meets the requirements of the Code and the Treasury Regulations promulgated thereunder. While the Plan generally complies with the requirements for performance-based compensation, the $1,000,000 deduction limitation may apply to the exercise of certain options granted to executive officers in the future.

VOTE REQUIRED AND BOARD RECOMMENDATION

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the total Common Shares present at the Annual Meeting, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve and adopt the Correctional Properties Trust 1999 Share Incentive Plan.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE PLAN. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

PROPOSAL NO. 3
APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Although not required by the By-Laws, the Board of Trustees, in the interest of accepted corporate practice, asks shareholders to ratify the action of the Board of Trustees in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Trust for the fiscal year 1999, and to perform such other services as may be requested. If the shareholders do not ratify this appointment, the Trust's Board of Trustees will reconsider its action. Arthur Andersen LLP has advised the Trust that no partner or employee of Arthur Andersen LLP has any direct financial interest or any material indirect interest in the Trust other than receiving payment for its services as independent certified public accountants.

A representative of Arthur Andersen LLP, the principal independent public accountants of the Trust for the most recently completed fiscal year, is expected to be present at the shareholders' meeting and shall have an opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions raised orally at the meeting.

VOTE REQUIRED AND BOARD RECOMMENDATION

Assuming the presence of a quorum of the Annual Meeting, the affirmative vote of the holders of a majority of the total Common Shares present at the Annual Meeting, in person of by proxy, and entitled to vote at the Annual Meeting is required to ratify the action of the Board of Trustees in appointing the firm of Arthur Anderson LLP to be independent certified public accountants of the Trust for the fiscal year 1999, and to perform such other services as may be required by the Trust.

THE TRUSTEES DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

SHAREHOLDER PROPOSAL DEADLINE

Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Trust for inclusion in the Trust's proxy statement and form of proxy relating to that meeting by November 15, 1999.

OTHER MATTERS

The Board of Trustees knows of no other matters to come before the shareholders' meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF TRUSTEES.

                                           Patrick T. Hogan
                                           Vice President, Chief Financial
                                           Officer,
                                           Secretary and Treasurer

March 31, 1999

--------------------------------------------------------------------------------

A COPY OF THE TRUST'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE WITHOUT CHARGE TO INTERESTED SHAREHOLDERS UPON WRITTEN REQUEST TO PATRICK T. HOGAN, VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER, CORRECTIONAL PROPERTIES TRUST, 3300 PGA BOULEVARD, SUITE 430, PALM BEACH GARDENS, FLORIDA, 33410.

                         CORRECTIONAL PROPERTIES TRUST

                          3300 PGA Boulevard Suite 430
                       Palm Beach Gardens, Florida 33410

           This Proxy is Solicited on Behalf of the Board of Trustees

         The undersigned hereby appoints Charles R. Jones and Patrick T. Hogan as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Common Shares of Beneficial Interest of Correctional Properties Trust held of record by the undersigned on March 19, 1999, at the Annual Meeting of Shareholders to be held at the PGA National Resort & Spa, 400 Avenue of the Champions, Palm Beach Gardens, Florida at 2:00 p.m. (EST) April 27, 1999, or at any adjournment thereof.

         THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES AND WILL BE VOTED IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES.

                  (Continued, and to be signed, on other side.)




       THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                                                                       Please mark
                                                                       your votes as  [X]
                                                                       indicated in
                                                                       this example



1. ELECTION OF CLASS I TRUSTEES:            Nominees: Richard R. Wackenhut,      2. To ratify the action of    FOR  AGAINST  ABSTAIN
                                            William M. Murphy, Robert R.            the Board of Trustees in   [ ]    [ ]      [ ]
                                            Veach, Jr.                              approving and adopting
    VOTE FOR all nominees   VOTE WITHHELD                                           the Correctional Properties
    listed to the right     as to all nominees.                                     Trust 1999 Share Incentive
     (except as marked                                                              Plan.
      to the contrary)
                                                                                 3. To ratify the action of    [ ]    [ ]      [ ]
           [ ]                  [ ]                                                 the Board of Trustees in
                                                                                    appointing ARTHUR ANDERSEN LLP
                                                                                    as the independent certified
                                                                                    public accountants of
                                                                                    Correctional Properties Trust.

                                            INSTRUCTION: To withhold authority   4. In their discretion, the Proxies are authorized
                                            to vote for any individual nominee,     to vote upon such other business as may properly
                                            strike a line through the nominee's     come before the meeting or any adjournment
                                            name in the list above.                 thereof.





                                                                                         Please date and sign exactly as name
                                                                                         appears below. Joint owners should each
                                                                                         sign. Attorneys-in-fact, Executors,
                                                                                         Administrators, Trustees, Guardians, or
                                                                                         corporate officers should give full title.

                                                                                         Dated:_____________________________, 1999

                                                                                         _________________________________________
                                                                                         Signature

                                                                                         _________________________________________
                                                                                                Signature if held jointly





   PLEASE SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE.